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                                                                EXHIBIT 5.1


                               October 7, 1996

Ferrofluidics Corporation
40 Simon Street
Nashua, New Hampshire 03061

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing of a registration statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,042,737 shares of common stock, par value $.004 per share (the "Shares"), of Ferrofluidics Corporation, a Massachusetts corporation (the "Company").

        In connection with rendering this opinion, we have examined the Restated Articles of Organization, as amended from time to time and the Amended and Restated By-laws of the Company; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement; such certificates, receipts, records and documents of the Company as we considered necessary for the purposes of this opinion; the Ferrofluidics Corporation Amended and Restated 1994 Restricted Stock Plan (the "Restricted Plan"); the Ferrofluidics Corporation Amended and Restated 1995 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"); and the Ferrofluidics Corporation Amended and Restated 1995 Stock Option and Incentive Plan (the "Incentive Plan" and together with the Restricted Plan and the Non-Qualified Plan, the "Plans").

        We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

        Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plans, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.004 per share, of the Company.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,

                                                /s/ GOODWIN, PROCTER & HOAR LLP

                                                GOODWIN, PROCTER & HOAR LLP